Exhibit 15.2

May 2, 2022	Tel: 86-21-58773177
12/F, Foxconn Building, 1366 Lujiazui Ring Road, Pudong New Area	Fax: 86-21-58773268
Shanghai 200120, People’s Republic of China	https://www.hiwayslaw.com/

Dear Sir/Madam:

We consent to the reference to our firm and our opinions under the headings “ITEM 3. KEY INFORMATION-D Risk Factors” and “ITEM 4. INFORMATION ON THE COMPANY-B.Business Overview-Regulation”, “ITEM 4. INFORMATION ON THE COMPANY-C Organizational Structure”,"ITEM 6. DIRECTORS, SENIOR MANAGEMENT AND EMPLOYEES-B. Compensation of Directors and Executive Officers" and "ITEM 10. ADDITIONAL INFORMATION-E. Taxation-People’s Republic of China Taxation" in LightInTheBox Holding Co., Ltd.'s Annual Report on Form 20-F for the year ended December 31, 2021, which will be filed with the Securities and Exchange Commission in the month of May 2022.

We also consent to the filing of this consent letter with the SEC as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Very truly yours,

/s/ Hiways Law Firm
Hiways Law Firm